Exhibit 99.2

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, IL 60523

(888) 331-4732

 NEWS RELEASE

Inland Real Estate Corporation Enters into Definitive Agreement to be Acquired by Funds Managed by DRA Advisors LLC

- Inland Real Estate Corporation stockholders to receive $10.60 per share in cash in transaction valued at $2.3 billion -

OAK BROOK, IL (December 15, 2015) - Inland Real Estate Corporation (NYSE: IRC) (“the Company” or “IRC”) today announced that it has entered into a definitive agreement (the “Merger Agreement”) to be acquired by real estate funds managed by DRA Advisors LLC (“DRA”), in a transaction (the “Merger”) valued at approximately $2.3 billion, including the assumption of existing debt. Under the terms of the Merger Agreement, funds managed by DRA will acquire all issued and outstanding common stock of IRC for $10.60 per share in cash. The Merger Agreement culminates a process that included extensive discussions with other potential strategic and financial buyers. Upon completion of the Merger, IRC will become a privately-held real estate investment trust.

“The Board has been focused on the options available to address the long-term discount at which the Company’s shares have traded versus private market valuations and its shopping center REIT peers,” said Thomas P. D’Arcy, non-executive chairman of IRC. “The Board unanimously believes this all-cash offer is the best course of action to address this valuation gap and provide our stockholders with strong relative value for their investment.”

“We are excited to enter into an agreement to acquire Inland Real Estate Corporation,” said David Luski, President of DRA.  “IRC is a company with quality assets, a strong management team and great long-term potential. We look forward to closing the transaction and adding the IRC platform to our portfolio.”

The cash merger consideration of $10.60 per share represents an approximate 6.6% premium over the Company’s closing stock price on December 14, 2015, the last trading day prior to the public announcement of the Merger Agreement, and an approximate 11.5% and 15.9% premium over the volume weighted average closing prices of IRC common stock over the 30-day and 60-day periods ended December 14, 2015, respectively. IRC expects to pay regular monthly cash distributions of $0.0475 per share on the outstanding shares of its common stock until the Merger closes. In addition, the Merger Agreement provides that the Company will pay monthly cash dividends of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and $0.144791667 per share on the outstanding shares of its 6.95% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) through the close of the Merger, and that, within 15 days following the closing of the Merger, the post-Merger company will redeem all of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock pursuant to its special optional redemption right.

“Over the years, our team has worked diligently to enhance the overall quality and performance of our retail portfolio,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “We are pleased DRA recognizes the value inherent in the retail platform we have established.”

“It has been a pleasure working with the IRC Board and its management team,” said Brian T. Summers, Chief Financial Officer of DRA. “We look forward to a successful completion of the transaction.”

Approvals and Anticipated Closing

IRC’s Board has unanimously approved the Merger Agreement and the Merger. Completion of the Merger, which is expected to occur in the first half of 2016, is contingent upon customary closing conditions, including the approval of IRC’s stockholders, who will vote on the Merger at a special meeting on a date to be announced.

Advisors

BMO Capital Markets Corp. and Silver Portal Capital acted as financial advisors and Proskauer Rose LLP acted as legal counsel to IRC. Blank Rome LLP acted as legal counsel to DRA.  BMO Capital Markets Corp. provided a fairness opinion to the Company’s Board of Directors in connection with the Merger.

Financing

In connection with the Merger, DRA has obtained a commitment letter for debt financing from Wells Fargo Bank, as Lender and Administrative Agent, and Wells Fargo Securities, as Sole Lead Arranger and Bookrunner.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central and Southeastern United States. As of September 30, 2015, the Company owned interests in 135 fee simple investment properties, including 36 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

About DRA Advisors LLC

DRA Advisors LLC (DRA) is a registered SEC investment advisor with $6.8 billion of assets under management, headquartered in New York with offices in San Francisco and Miami. DRA has been in existence for 29 years with investors that include public and corporate pension funds, endowments, foundations and financial institutions.  As of September 30, 2015, DRA has invested in properties valued in excess of $23.5 billion.  Additional information on DRA Advisors LLC is available at www.draadvisors.com.

Forward Looking Statements

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as “seek,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee of $30 million plus expenses; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or any of the transactions contemplated by the Merger Agreement; the failure to satisfy the conditions to completion of the transactions contemplated by the Merger Agreement, including the failure to obtain the required approval of the Company’s stockholders; the failure of DRA to consummate its necessary financing arrangements; risks that the Merger disrupts current plans and operations of the Company and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local, national and global economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; as well as the risks listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information about the Proposed Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of IRC or the solicitation of any vote or approval. The proposed merger of the Company will be submitted to the stockholders of the Company for their approval. In connection with the proposed merger, the Company expects to file with the SEC relevant materials, including a definitive proxy statement which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. IRC STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website, www.sec.gov, or from IRC at its website, www.inlandrealestate.com, or by contacting IRC’s Investor Relations department at 888-331-4732 or ir@inlandrealestate.com.

IRC and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q, previously filed with the SEC. Additional information regarding the direct and indirect interests of the Company’s directors and officers in the proposed merger may be obtained by reading the proxy statement relating to the proposed merger, when it becomes available.

Investor Relations Contacts:

For Inland Real Estate Corporation:

Dawn Benchelt

Assistant Vice President, Director of Investor Relations

888-331-4732

ir@inlandrealestate.com

For DRA Advisors LLC:

Paul McEvoy or Adam Breen

pmcevoy@draadvisors.com

abreen@draadvisors.com

212-697-4740

Media Contacts:

For Inland Real Estate Corporation:

Phil Denning or Jason Chudoba

phil.denning@icrinc.com; 646-277-1258

jason.chudoba@icrinc.com; 646-277-1249

For DRA Advisors LLC:

Paul McEvoy or Adam Breen

pmcevoy@draadvisors.com

abreen@draadvisors.com

212-697-4740